Exhibit 10.7


                                                                     EXHIBIT G


                               INDEMNITY AGREEMENT

         Indemnity Agreement (this "Agreement"), dated as of ______, 2003, by GP Strategies Corporation, a Delaware corporation ("GP"), for the benefit of National Patent Development Corporation, a Delaware corporation ("NPDC"), and MXL Industries, Inc., a Delaware corporation ("MXL").

         WHEREAS, GP is a party to a certain Note and Warrant Purchase Agreement, dated as of August 8, 2003 (as modified and supplemented and in effect from time to time, the "Purchase Agreement"), among GP, NPDC, MXL, the purchasers named therein (the "Purchasers") and Gabelli Funds, LLC, as agent (the "Agent"), which Purchase Agreement calls for, among other things, the issuance of GP's 6% Conditional Subordinated Notes due 2008 (the "Notes") in the aggregate original principal amount of $7,500,000, to be secured by, among other things, a Mortgage, Security Agreement and Assignment of Leases, of even date herewith (as modified and supplemented and in effect from time to time, being herein called the "Mortgage"), by GP to the Agent encumbering certain property owned by GP and located in the Town of Pawling, County of Dutchess, State of New York (the "Premises"), and more particularly described in the Mortgage; and

         WHEREAS, GP, NPDC, and MXL anticipate that GP will convey the Premises to MXL in contemplation of the Spin-Off (as defined in the Purchase Agreement), and in connection with such conveyance MXL will assume the Mortgage in accordance with the provisions of the Purchase Agreement (the "Contemplated Conveyance"), and want to provide that, notwithstanding any consummation of the Contemplated Conveyance, GP will bear certain risks and liabilities associated with the Premises and the Mortgage; and

         WHEREAS, it is a condition to the execution of the Purchase Agreement by NPDC and MXL that GP execute this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GP hereby agrees and covenants as follows:

1. Certain Definitions.

(a) "Indemnified Losses" shall mean damages, losses, liabilities, costs, expenses, obligations, penalties, fines, impositions, fees, levies, claims, litigation, demands, causes of action, defenses, judgments, suits, proceedings, disbursements or expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred in connection with any of the matters with respect to which NPDC or MXL is indemnified hereunder or in connection with the enforcement of this Agreement) of any kind and nature whatsoever.


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(b) All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Indemnified Liabilities. GP, at its sole cost and expense, hereby irrevocably and unconditionally agrees to defend, protect, indemnify and hold NPDC and MXL harmless from and against any and all Indemnified Losses incurred by NPDC or MXL relating to, resulting from or otherwise attributable to, directly or indirectly:

(a) Taxes (as defined in the Mortgage) payable with respect to the period prior to satisfaction or release of the Mortgage;

(b) Insurance Policies (as defined in the Mortgage) payable with respect to the period prior to satisfaction or release of the Mortgage;

(c) any amounts (including, without limitation, any penalties or fines) payable under New York Tax Law Article 11 (whether arising as of the date hereof or subsequent to the date hereof) in connection with the Mortgage or any severed or substitute mortgage executed pursuant to Section 27 of the Mortgage or Section 38 of the Mortgage;

(d) any Transfer Taxes (as defined in the Mortgage) payable in connection with the Contemplated Conveyance;

(e) foreclosure of the Mortgage (or any severed or substitute mortgage) or the security interest against the Defeasance Collateral (as defined in the Mortgage) in payment of the indebtedness under the Notes, and in such event the Indemnified Losses will include the loss of the value of the Premises or Defeasance Collateral, provided that, in the case of any foreclosure resulting from default under the Mortgage or Security Agreement (as defined in the Mortgage) by MXL which is not caused by a default of GP, GP (i) shall not be required to indemnify NPDC or MXL for any Indemnified Losses to the extent incurred in defending a claim of default by MXL, (ii) shall be entitled to defer payment for loss of the value of the Premises under this Agreement until the original Maturity Date (as defined in the Notes) and (iii) shall pay MXL interest on the amount so deferred at the rate and at the times set forth in the Notes during the period of such deferral; and

(f) application of any proceeds of the Premises, including without limitation, Receipts (as defined in the Mortgage), proceeds of insurance and condemnation awards, to the indebtedness secured by the Mortgage to the extent not covered by
Section 2(e) of this Agreement.

3. Payments.

(a) Any payment by GP hereunder shall be made within five days after demand therefor by NPDC or MXL. If GP fails to make payment of any amount required to be paid by GP hereunder when payment is due, interest shall accrue on the amount of the payment from and after the due date until payment is paid to NPDC or MXL at the rate set forth in the Notes.

(b) The obligations of GP hereunder shall specifically include the obligation to

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expend its own funds, to incur costs in its own name and to perform all actions as may be necessary to protect NPDC and MXL from the necessity of expending their own funds, incurring costs or performing any actions in connection with the matters for which NPDC or MXL is entitled to indemnification pursuant to this Agreement, and, if NPDC or MXL nonetheless expends its own funds or incurs any such cost or expense, to pay or reimburse NPDC or MXL therefor.

(c) All payments provided for hereunder shall be effectively made to NPDC or MXL at NPDC's principal office in White Plains, New York (or as NPDC or MXL shall otherwise direct) in lawful money of the United States of America (in immediately available funds), and without setoff or counterclaim of any nature.

4. Notices. All notices, reports, demands, consents, approvals and requests required or permitted hereunder ("Notices") shall be given to the parties hereto at their respective addresses set forth above in accordance with Section 12.5 of the Purchase Agreement.

5. Survival. Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, this Agreement shall (a) remain in full force and effect and survive the consummation of the Contemplated Conveyance and (b) continue in full force and effect after satisfaction or release of the Mortgage with respect to any Indemnified Losses arising from any of the matters covered by this Agreement incurred prior to such satisfaction or release.

6. Nature of Obligations. The obligations of GP hereunder are direct, immediate and primary obligations and liabilities (and not secondary obligations and liabilities) and these obligations shall be absolute and unconditional, irrespective of (a) any illegality, invalidity or unenforceability of or defect in any provision of the Transaction Documents, or of any obligation of GP or any other Person thereunder, (b) the absence of any action to enforce the same and
(c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a guarantor or surety of any type.

7. Liability Not Limited. The liability of GP under this Agreement shall in no way be limited or impaired by (a) any amendment, modification or severance of, or substitution for, the Mortgage or any Security Agreement, or any alteration or change in value or condition of the Premises or the Defeasance Collateral,
(b) any extensions of time for performance required by the Mortgage or any Security Agreement, (c) any alteration, sale or transfer of all or any part of the Premises, any change in the Defeasance Collateral or any sale or other disposition by GP of its direct or indirect ownership interests in NPDC or MXL (including by the Spin-Off), (d) the release of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Transaction Documents by operation of law, voluntary act or otherwise, (e) the release or substitution in whole or in part of any security for the Notes, (f) NPDC or MXL exercising or refraining from exercising any rights against any other Person, (g) NPDC or MXL settling or compromising the liability of any Person hereunder or under the Transaction Documents or (h) NPDC or MXL applying any sums by whomsoever paid or howsoever realized to any liability or liabilities of MXL under the Mortgage, as NPDC or MXL may elect, including liabilities which are not Indemnified Losses,

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regardless of what liability or liabilities of GP remain unpaid; and in any of these cases, whether with or without notice to any GP and with or without consideration.

8. Waivers. GP hereby (a) waives and relinquishes all rights and remedies accorded by applicable law to indemnitors and guarantors and (b) waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment or notice of any kind in connection with this Agreement. GP further waives, to the maximum extent permitted by law, (c) the defense of the statute of limitations in any action hereunder or for the collection or the performance of the Indemnified Losses, (d) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of GP, NPDC, MXL or any other Person, (ii) the revocation or repudiation of any of the Transaction Documents by any Person, or (iii) the unenforceability in whole or in part of the Transaction Documents and (e) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by NPDC or MXL; it being the intention hereof that GP shall remain liable as principal, to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of any indemnitor or guarantor.

9. Payment of Expenses, Etc. GP agrees to pay for all out-of-pocket costs and expenses of NPDC or MXL arising in connection with (a) defending against any of the Indemnified Losses and (b) the enforcement of this Agreement (including, without limitation, the reasonable fees and disbursements of counsel for NPDC or
MXL).

10. Amendments and Waivers. Any provisions of this Agreement may be modified, amended or waived if, but only if, such modification, amendment or waiver is in writing and is signed by GP, NPDC, and MXL.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

12. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties.

14. Waiver Of Jury Trial. GP AND, BY ITS ACCEPTANCE OF THIS AGREEMENT, NPDC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF GP, NPDC, OR MXL RELATING TO THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR NPDC AND MXL ACCEPTING THIS AGREEMENT.


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15. Separability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         IN WITNESS WHEREOF, GP has duly executed this agreement as of the day and year first above written.

                                         GP STRATEGIES CORPORATION


                                         By: ---------------------------------
                                             Name:
                                             Title:



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